EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Graham Vacuum and Heat Transfer Technology (Suzhou) Co. Ltd.
International Building, Suite 708
2 Suhua Road, Suzhou Industrial Park
Suzhou 215021
P. R. China

73